Exhibit 99.1
GigaCloud Technology Inc Announces Second Quarter and Six Months Ended June 30, 2025 Financial Results
— Achieves Record Quarterly Revenue Despite Challenging Environment —
EL MONTE, Calif., August 7, 2025 — GigaCloud Technology Inc (Nasdaq: GCT) (“GigaCloud” or the “Company”), a pioneer of global end-to-end B2B technology solutions for large parcel merchandise, today announced financial results for the second quarter and six months ended June 30, 2025.
Second Quarter 2025 Financial Highlights
•Total revenues of $322.6 million, increased 3.8% year-over-year.
•Gross profit of $76.9 million, increased 0.7% year-over-year.
Gross margin was 23.9%, compared to 24.6% in the second quarter of 2024.
•Net income of $34.6 million, increased 28.1% year-over-year.
Net income margin was 10.7%, compared to 8.7% in the second quarter of 2024.
Diluted EPS increased 40.0% year-over-year to $0.91.
•Adjusted EBITDA1 of $43.3 million, increased 1.4% year-over-year.
Adjusted EPS – diluted2 of $1.14, increased 10.7% year-over-year.
•Cash and cash equivalents, Restricted Cash, and Investments totaled $303.7 million as of June 30, 2025, flat from December 31, 2024.
Year-to-Date 2025 Financial Highlights
•Total revenues of $594.5 million, increased 5.8% year-over-year.

•Gross profit of $140.7 million, decreased 1.6% year-over-year.
Gross margin was 23.7%, compared to 25.4% in the first half of 2024.

•Net income of $61.7 million, increased 13.8% year-over-year.
Net income margin was 10.4%, compared to 9.6% in the first half of 2024.
Diluted EPS increased 19.7% year-over-year to $1.58.

•Adjusted EBITDA of $76.5 million, decreased 0.9% year-over-year.
Adjusted EPS – diluted of $1.96, increased 4.3% year-over-year.
Operational Highlights
•GigaCloud Marketplace GMV3 increased 31.0% year-over-year to $1,438.5 million for the 12 months ended June 30, 2025.
1     Adjusted EBITDA is a non-GAAP financial measure. For more information on the non-GAAP financial measure, please see the section of “Non-GAAP Financial Measure” and the table captioned “Unaudited Reconciliation of Adjusted EBITDA” set forth at the end of this press release.
2     Adjusted EPS – diluted is a non-GAAP financial measure. For more information on the non-GAAP financial measure, please see the section of “Non-GAAP Financial Measure” and the table captioned “Unaudited Reconciliation of Adjusted EPS – diluted” set forth at the end of this press release.
3    GigaCloud Marketplace GMV means the total gross merchandise value of transactions ordered through our GigaCloud Marketplace including GigaCloud 3P and GigaCloud 1P, before any deductions of value added tax, goods and services tax, shipping charges paid by buyers to sellers and any refunds.

•3P seller GigaCloud Marketplace GMV4 increased 32.5% year-over-year to $757.5 million for the 12 months ended June 30, 2025. 3P seller GigaCloud Marketplace GMV represented 52.7% of total GigaCloud Marketplace GMV for the 12 months ended June 30, 2025.
•Active 3P sellers5 increased 24.9% year-over-year to 1,162 for the 12 months ended June 30, 2025.
•Active buyers6 increased 50.9% year-over-year to 10,951 for the 12 months ended June 30, 2025.
•Spend per active buyer7 was $131,359 for the 12 months ended June 30, 2025.
“Despite a challenging environment, we continue to grow and have achieved our highest quarterly revenue to date – a milestone powered by accelerating performance from our Noble House portfolio, which is now becoming a meaningful margin contributor. These results validate the strength of our Marketplace and the differentiated advantages of our Supplier Fulfilled Retailing® (SFR®) model," said Larry Wu, Founder, Chief Executive Officer, and Chairman. “We are attracting new Marketplace participants, expanding our European footprint as we work to grow its scale to that of the U.S. market, and enhancing our ability to transform and reinvent the way big and bulky merchandise is bought and sold through one single technology-driven platform.”

“In keeping with our commitment in driving shareholder value, our board has approved two share repurchase programs since our IPO. Under these programs, we have repurchased approximately 4.3 million shares for $71 million. We also invested around $87 million toward acquisitions that continue to strengthen our business,” said Erica Wei, Chief Financial Officer. “With a solid, debt-free balance sheet, and strong operating cash flow generation, we remain focused on disciplined capital deployment to drive shareholder returns.”
Business Outlook
The Company expects its total revenues to be between $295 million and $310 million in the third quarter of 2025. This forecast reflects the Company’s current and preliminary views on the market and operational conditions, which are subject to change and cannot be predicted with reasonable accuracy as of the date hereof.
Share Repurchase Program
In September 2024, the Company’s Board of Directors (the “Board”) approved a $46 million share repurchase program, which was increased by $16 million to $62 million on March 28, 2025, and further increased by an additional $16 million on May 8, 2025, bringing the total authorization to $78 million. The program runs through August 28, 2025. As of August 7, 2025, the Company has repurchased approximately 4.3 million of its Class A ordinary shares for $71 million.

Under the share repurchase program, the Company may purchase its ordinary shares through various means, including open market transactions, privately negotiated transactions, block trades, any combination thereof or other legally permissible means. The Company may effect repurchase transactions in compliance with Rule 10b5-1 and Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The number of shares repurchased and the timing of repurchases will depend on a number of factors, including, but not limited to, price, trading volume and general market conditions, along with the Company’s working capital requirements, general business conditions and other factors.
Conference Call
The Company will host a conference call to discuss its financial results at 6:30 pm U.S. Eastern Time on August 7, 2025. Participants who wish to join the call should pre-register here at https://s1.c-conf.com/diamondpass/10049114-81gc0c4s.html. Upon registration, participants will receive the dial-in number and a unique PIN,
4     3P seller GigaCloud Marketplace GMV means the total gross merchandise value of transactions sold through our GigaCloud Marketplace by 3P sellers, before any deductions of value added tax, goods and services tax, shipping charges paid by buyers to sellers and any refunds.
5    Active 3P sellers means sellers who have sold a product in GigaCloud Marketplace within the last 12-month period, irrespective of cancellations or returns.
6    Active buyers means buyers who have purchased a product in the GigaCloud Marketplace within the last 12-month period, irrespective of cancellations or returns.
7    Spend per active buyer is calculated by dividing the total GigaCloud Marketplace GMV within the last 12-month period by the number of active buyers as of such date.

which can be used to join the conference call. If participants register and forget their PIN or lose their registration confirmation email, they may re-register to receive a new PIN. All participants are encouraged to dial in 15 minutes prior to the start time.
A live and archived webcast of the conference call will be accessible on the Company’s investor relations website at: https://investors.gigacloudtech.com/.
About GigaCloud Technology Inc
GigaCloud Technology Inc is a pioneer of global end-to-end B2B technology solutions for large parcel merchandise. The Company’s B2B ecommerce platform, which it refers to as the “GigaCloud Marketplace,” integrates everything from discovery, payments and logistics tools into one easy-to-use platform. The Company’s global marketplace seamlessly connects manufacturers, primarily in Asia, with resellers, primarily in the U.S., Asia and Europe, to execute cross-border transactions with confidence, speed and efficiency. The Company offers a truly comprehensive solution that transports products from the manufacturer’s warehouse to the end customer’s doorstep, all at one fixed price. The Company first launched its marketplace in January 2019 by focusing on the global furniture market and has since expanded into additional categories such as home appliances and fitness equipment. For more information, please visit the Company’s website: https://investors.gigacloudtech.com/.
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EPS – diluted, to understand and evaluate its core operating performance. Adjusted EBITDA is net income excluding interest, income taxes and depreciation, further adjusted to exclude share-based compensation expense. Adjusted EPS – diluted is a financial measure defined as our Adjusted EBITDA divided by our diluted weighted-average shares outstanding, respectively. Management uses Adjusted EBITDA and Adjusted EPS – diluted as measures of operating performance, for planning purposes, to allocate resources to enhance the financial performance of our business, to evaluate the effectiveness of our business strategies and in communications with our Board of Directors and investors concerning our financial performance. Non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.
For more information on the non-GAAP financial measures, please see the tables captioned “Unaudited Reconciliation of Adjusted EBITDA” and “Unaudited Reconciliation of Adjusted EPS – diluted” set forth at the end of this press release.
Forward-Looking Statements
This press release contains “forward-looking statements”. Forward-looking statements reflect our current view about future events. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC.
For investor and media inquiries, please contact:
GigaCloud Technology Inc
Investor Relations
Email: ir@gigacloudtech.com

PondelWilkinson, Inc.
Laurie Berman (Investors) – lberman@pondel.com
George Medici (Media) – gmedici@pondel.com

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands except for share data and per share data)

	June 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$240,119	$259,759
Restricted cash	691	685
Investments	62,850	42,674
Accounts receivable, net	69,446	57,313
Inventories	186,842	172,489
Prepayments and other current assets	17,312	14,672
Total current assets	577,260	547,592
Non-current assets
Operating lease right-of-use assets	432,801	451,930
Property and equipment, net	33,870	29,498
Intangible assets, net	5,588	6,198
Goodwill	12,586	12,586
Deferred tax assets	11,007	10,026
Other non-current assets	9,663	12,645
Total non-current assets	505,515	522,883
Total assets	$1,082,775	$1,070,475

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (continued)
(In thousands except for share data and per share data)

	June 30, 2025	December 31, 2024
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$73,687	$78,163
Contract liabilities	5,983	4,486
Current operating lease liabilities	96,268	88,521
Income tax payable	6,792	13,615
Accrued expenses and other current liabilities	91,161	79,594
Total current liabilities	273,891	264,379
Non-current liabilities
Operating lease liabilities, non-current	371,446	395,235
Deferred tax liabilities	686	941
Finance lease obligations, non-current	641	382
Non-current income tax payable	4,667	4,321
Total non-current liabilities	377,440	400,879
Total liabilities	$651,331	$665,258
Commitments and contingencies	$—	$—

Shareholders’ equity
Treasury shares, at cost (406,926 and 609,390 shares held as of June 30, 2025 and December 31, 2024, respectively)	$(7,295)	$(11,816)
Class A ordinary shares $0.05 par value, 50,673,268 shares authorized, 30,134,663 and 32,878,735 shares issued as of June 30, 2025 and December 31, 2024, respectively, 29,589,331 and 32,269,345 shares outstanding as of June 30, 2025 and December 31, 2024, respectively)	1,501	1,643
Class B ordinary shares ($0.05 par value, 9,326,732 shares authorized as of June 30, 2025 and December 31, 2024, 8,076,732 shares issued and outstanding as of June 30, 2025 and December 31, 2024)	403	403
Additional paid-in capital	94,325	120,262
Accumulated other comprehensive income (loss)	2,168	(4,136)
Retained earnings	340,342	298,861
Total shareholders’ equity	431,444	405,217
Total liabilities and shareholders’ equity	$1,082,775	$1,070,475

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands except for share data and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Service revenues	$96,924	$95,787	$190,992	$172,410
Product revenues	225,682	215,080	403,520	389,534
Total revenues	322,606	310,867	594,512	561,944
Cost of revenues
Services	85,856	82,826	165,012	145,526
Products	159,806	151,594	288,830	273,423
Total cost of revenues	245,662	234,420	453,842	418,949
Gross profit	76,944	76,447	140,670	142,995
Operating expenses
Selling and marketing expenses	24,778	19,460	43,336	34,040
General and administrative expenses	13,031	26,280	27,371	41,669
Research and development expenses	3,184	3,097	5,677	4,853
Losses on disposal of property and equipment	108	162	120	168
Total operating expenses	41,101	48,999	76,504	80,730
Operating income	35,843	27,448	64,166	62,265
Interest expense	(32)	(59)	(55)	(140)
Interest income	2,814	2,244	5,435	3,853
Foreign currency exchange gains (losses), net	647	(1,107)	1,439	(3,816)
Government grants	5	2	218	8
Others, net	1,677	506	2,256	184
Income before income taxes	40,954	29,034	73,459	62,354
Income tax expense	(6,402)	(2,065)	(11,761)	(8,190)
Net income	$34,552	$26,969	$61,698	$54,164
Foreign currency translation adjustment, net of nil income taxes	879	(266)	1,290	(378)
Net unrealized gain (loss) on available-for-sale investments	(1)	2	(7)	2
Intra-entity foreign currency transactions gain	3,386	—	5,022	—
Release of foreign currency translation reserve related to liquidation of subsidiaries	—	—	(1)	—
Total other comprehensive income (loss)	4,264	(264)	6,304	(376)
Comprehensive Income	$38,816	$26,705	$68,002	$53,788
Net income per ordinary share
—Basic	$0.91	$0.65	$1.58	$1.32
—Diluted	$0.91	$0.65	$1.58	$1.32
Weighted average number of ordinary shares outstanding used in computing net income per ordinary share
—Basic	38,073,239	41,295,216	39,041,373	41,041,937
—Diluted	38,106,956	41,407,207	39,117,361	41,150,585

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$61,698	$54,164
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,189	4,145
Share-based compensation	4,253	14,147
Operating lease	3,026	19,019
Changes in accounts receivables, net	(9,679)	(11,081)
Changes in inventories	(8,934)	(67,994)
Changes in prepayments and other assets	30	(1,376)
Changes in accounts payable, accrued expenses and other current liabilities	(53)	26,687
Changes in contract liabilities	1,296	997
Changes in income tax payable	(6,906)	(261)
Changes in deferred income taxes	(1,195)	(6,877)
Other operating activities	317	2,847
Net cash provided by operating activities	48,042	34,417
Cash flows from investing activities:
Purchases of property and equipment	(3,972)	(10,196)
Disposals of property and equipment	109	1,636
Purchases of investments	(67,301)	(21,843)
Sales and maturities of investments	46,986	—
Net cash used in investing activities	(24,178)	(30,403)
Cash flows from financing activities:
Repayment of finance lease obligations	(178)	(1,149)
Repurchases of ordinary shares	(46,029)	—
Net cash used in financing activities	(46,207)	(1,149)
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	2,709	(505)
Net increase (decrease) in cash, cash equivalents and restricted cash	(19,634)	2,360
Cash, cash equivalents and restricted cash at the beginning of the period	260,444	184,168
Cash, cash equivalents and restricted cash at the end of the period	$240,810	$186,528
Supplemental disclosure of cash flow information
Cash paid for interest expense	$55	$140
Cash paid for income taxes	$19,839	$16,562

GigaCloud Technology Inc
UNAUDITED RECONCILIATION OF ADJUSTED EBITDA
(In thousands, except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(In thousands)		(In thousands)
Net Income	$34,552	$26,969	$61,698	$54,164
Add: Income tax expense	6,402	2,065	11,761	8,190
Add: Interest expense	32	59	55	140
Less: Interest income	(2,814)	(2,244)	(5,435)	(3,853)
Add: Depreciation and amortization	2,140	2,064	4,189	4,145
Add: Share-based compensation expenses	3,026	13,872	4,253	14,147
Add: Non-recurring items(1)	—	(41)	—	308
Adjusted EBITDA	$43,338	$42,744	$76,521	$77,241
_____________________
(1)    One of our fulfillment centers in Japan experienced a fire in March 2024. We recognized losses as a result of the fire. Based on the provisions of our insurance policy, the gross losses have been reduced by the estimated insurance proceeds expected to be received from our insurance carrier. We have determined that partial recovery of the incurred losses is probable and therefore recorded gains of $41 thousand in the three months ended June 30, 2024 and net losses of $308 thousand in the six months ended June 30, 2024. We do not believe such losses to be recurring or frequent in nature.
UNAUDITED RECONCILIATION OF ADJUSTED EPS – DILUTED

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income per ordinary share – diluted	$0.91	$0.65	$1.58	$1.32
Adjustments, per ordinary share:
Add: Income tax expense	0.17	0.05	0.30	0.20
Add: Interest expense	—	—	—	—
Less: Interest income	(0.07)	(0.05)	(0.14)	(0.09)
Add: Depreciation and amortization	0.06	0.05	0.11	0.10
Add: Share-based compensation expenses	0.07	0.33	0.11	0.34
Add: Non-recurring items(1)	—	—	—	0.01
Adjusted EPS – diluted	$1.14	$1.03	$1.96	$1.88

Weighted average number of ordinary shares outstanding - diluted	38,106,956	41,407,207	39,117,361	41,150,585
_____________________
(1)    One of our fulfillment centers in Japan experienced a fire in March 2024. We recognized losses as a result of the fire. Based on the provisions of our insurance policy, the gross losses have been reduced by the estimated insurance proceeds expected to be received from our insurance carrier. We have determined that partial recovery of the incurred losses is probable and therefore recorded gains of $41 thousand in the three months ended June 30, 2024 and net losses of $308 thousand in the six months ended June 30, 2024. We do not believe such losses to be recurring or frequent in nature.